Getaround Reports Second Quarter 2024 Financial Results

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Under new leadership team, Company raised capital, reduced expenses, and accelerated path to profitability
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GAAP net loss of $12.0 million, vs. a net loss of $30.3 million a year ago
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Adjusted EBITDA loss improved 49% to $11.4 million from $22.4 million loss vs. same period 2023

OAKLAND, Calif.--(BUSINESS WIRE)-- Getaround (OTC: GETR), the world's first connected carsharing marketplace, today announced financial results for the second quarter of 2024 ended June 30, 2024.

“During the first half of 2024 we aggressively capitalized on opportunities to increase efficiency and right-size expenses,” said Eduardo Iniguez, CEO of Getaround. “I am pleased to share that our second quarter 2024 results are starting to reflect the results of being laser-focused on addressing legacy challenges while charting a new path for Getaround. For the remainder of 2024, we expect to maintain our positive momentum with margin improvement while growing in markets and segments with profitable unit economics.”

Second Quarter 2024 Business Highlights

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Appointed three new independent board members who bring significant expertise in governance, strategy and product development
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Appointed Patricia Huerta, our Chief Accounting Officer, to the role of Interim Chief Financial Officer while restructuring our Finance and Accounting functions to rein in associated fixed expense
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Secured an additional $50 million in financing

“In the second quarter we continued to take significant steps to reset our company leadership, business direction and operations,” said Huerta. “These changes are now in place and the benefits are reflected in our financial results, including positive trends related to Trip Contribution Margin and Adjusted EBITDA”.

Second Quarter 2024 Financial Highlights

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Total revenues of $18.6 million, flat compared to the year ago period
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Gross Booking Value of $53.0 million, a decrease of 1%
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Gross margin from Service Revenue expanded to 88%, an increase of 286 basis points year-over-year
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Trip Contribution Margin expanded to 53%, an increase of 980 basis points year over year
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GAAP net loss of $12.0 million, vs. a net loss of $30.3 million a year ago
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Adjusted EBITDA loss of $11.4 million, vs. a $22.4 million loss a year ago

Conference Call Details

Company management will host a conference call and webcast today at 2:00 p.m. PT / 5:00 p.m. ET to discuss the financial results and provide a corporate update. A live webcast and replay can be accessed from the investor

relations page of Getaround’s website at Getaround | Investor Relations. Individuals interested in listening to the conference call may do so by dialing 1-844-826-3033 or 1-412-317-5185.

Additionally, participants may dial 1-844-512-2921 or 1-412-317-6671 to hear a telephone replay which will be available approximately three hours after the conference call ends until Monday, August 26, 2024.

About Getaround

Offering a digital experience, Getaround (NYSE: GETR) makes sharing cars and trucks simple through its proprietary cloud and in-car Getaround Connect® technology. The company empowers consumers to shift away from car ownership through instant and convenient access to desirable, affordable, and safe cars from entrepreneurial hosts. Getaround’s on-demand technology enables a contactless experience — no waiting in line at a car rental facility, manually completing paperwork or meeting anyone to collect or drop off car keys. Getaround’s purpose is to propel the world’s transition to a more sustainable society, economy and environment with its peer-to-peer connected carsharing marketplace. Launched in 2011, Getaround is available today in more than 1,000 cities across 8 countries including the United States and Europe. For more information, please visit https://www.getaround.com/.

Forward-Looking Statements

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. In particular, the statements contained in the quotations of our Chief Executive Officer and Interim Chief Financial Officer with respect to expectations regarding the Company’s competitive position in the carsharing space, improving margins and growing with positive unit economics, and positive trends related to Trip Contribution Margin and Adjusted EBITDA. Forward-looking statements can be identified by the fact that they do not relate strictly to historical facts and generally contain words such as "believes”, "expects”, "may”, "will”, "should”, "seeks”, "approximately”, "intends”, "plans”, "estimates”, "anticipates”, and other expressions that are predictions of or indicate future events. Although the forward-looking statements contained in this press release are based upon information available at the time the statements are made and reflect management's good faith beliefs, forward-looking statements inherently involve known and unknown risks, uncertainties and other factors, including the dilutive effect of future financings, which may cause the actual results, performance or achievements to differ materially from anticipated future results.

These risks and uncertainties include those described in our filings which we make with the SEC from time to time, including the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2023. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Consolidated Balance Sheet
(In thousands, except share and per share data)	June 30, 2024	December 31, 2023
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$30,861	$15,624
Accounts receivable, net	731	853
Prepaid expenses and other current assets	6,707	10,131
Total Current Assets	$38,299	$26,608

Property and equipment, net	1,641	8,504
Operating lease right-of-use assets, net	1,270	12,162
Goodwill	93,058	95,869
Intangible assets, net	8,469	13,358
Other assets	6,982	4,635
Total Assets	$149,719	$161,136
Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities
Accounts payable	$7,401	$15,552
Accrued host payments and insurance fees	19,630	13,192
Operating lease liabilities, current	181	2,268
Notes payable, current ($0 and $18,568 measured at fair value, respectively)	2,418	19,904
Other accrued liabilities	43,062	48,107
Deferred revenue	2,634	684
Total Current Liabilities	$75,326	$99,707
Notes payable ($50,130 and $0 measured at fair value, respectively)	52,078	2,122
Convertible notes payable ($54,850 and $40,370 measured at fair value, respectively)	54,850	40,469
Operating lease liabilities (net of current portion)	1,089	15,487
Deferred tax liabilities	262	212
Warrant liability	30	20
Total Liabilities	$183,635	$158,017
Stockholders’ Equity (Deficit)
Common stock, $0.0001 par value, 1,000,000,000 shares authorized; 96,660,499 and 92,827,281 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	$10	$9
Additional paid-in capital	866,574	859,163
Stockholder notes	(8,284)	(8,284)
Accumulated deficit	(918,945)	(875,955)
Accumulated other comprehensive income	26,729	28,186
Total Stockholders’ Equity (Deficit)	$(33,916)	$3,119
Total Liabilities and Stockholders’ Equity (Deficit)	$149,719	$161,136

Non-GAAP Financial Measures

We use Gross Booking Value, Gross Margin from Service Revenue, Trip Contribution Profit, Trip Contribution Margin and Adjusted EBITDA, each of which are non-GAAP financial measures, in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with the

Getaround Board concerning our financial performance. Our definitions of these non-GAAP financial measures may differ from definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar financial measures. Furthermore, these financial measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statements of operations that are necessary to run our business. Thus, these non-GAAP financial measures should be considered in addition to, and not as a substitute for, or in isolation from, financial measures prepared in accordance with GAAP.

We compensate for these limitations by providing a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure, and to view the non-GAAP financial measures in conjunction with their most directly comparable GAAP financial measures.

Trip Contribution Profit and Trip Contribution Margin

Trip Contribution Profit is defined as our gross profit from Service revenue adjusted for: (i) cost of Service revenue, amortization and depreciation; and (ii) trip support costs, which consist of auto insurance expenses, claims support and customer relations costs. We define Trip Contribution Margin as Trip Contribution Profit divided by Service revenue recognized during the period presented. We believe these measures are leading indicators of our ability to achieve profitability and sustain or increase it over time. Trip Contribution Profit and Trip Contribution Margin are measures we use to understand and evaluate our operating performance and trends. Trip Contribution Profit and Trip Contribution Margin have generally increased over the periods as Service revenue increased while costs considered in the calculation of Trip Contribution Profit decreased as a percentage of Total Revenues.

The following tables present a reconciliation of Trip Contribution Profit from the most comparable GAAP measure, gross profit from Service revenue, for the periods presented:

Trip Contribution Profit and Trip Contribution Margin
(In thousands, except percentages)	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023
Gross profit from Service revenue	$16,154	$15,559
Gross margin from Service revenue	88%	85%

Plus: Cost of Service revenue, amortization and depreciation	502	935
Less: Trip support costs	(6,941)	(8,609)

Trip Contribution Profit	$9,715	$7,885
Trip Contribution Margin	53%	43%

Gross Profit and Gross Margin
(In thousands, except percentages)	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023
Service revenue	$18,307	$18,224
Less: Cost of Service revenue, net of amortization and depreciation	(1,651)	(1,730)
Less: Cost of Service revenue, amortization and depreciation	(502)	(935)

Gross profit from Service revenue	$16,154	$15,559
Gross margin from Service revenue	88%	85%

Contribution Profit and Contribution Margin
(In thousands, except percentages)	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023
Net revenue	$18,584	$18,620
Variable operating expenses	(13,027)	(15,747)
Contribution profit	$5,557	$2,873

Contribution margin	30%	15%

Adjusted EBITDA

We define Adjusted EBITDA as net income adjusted for: (i) fair value adjustment of instruments carried at fair value; (ii) interest income (expense) and other income (expense); (iii) income tax provision; (iv) depreciation and amortization; (v) stock-based compensation expense; (vi) contingent compensation; and (vii) certain expenses determined to be incurred outside of the regular course of business which includes: one-time expenses related to the shutdown of the Green St. Office, legal fees to raise capital, certain legal settlements and business combination-related legal fees, and investments in preparation of going public, initial implementation projects and transaction costs associated with proposed business combinations that are not subject to deferral. Adjusted EBITDA is a key performance measure that we use to assess operating performance and operating leverage of our business. As Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes. Accordingly, we believe that Adjusted EBITDA provides useful to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. The items excluded from our Adjusted EBITDA calculation are either non-cash in nature, or not driven by core results of recurring operations and therefore not predictable or recurring, rendering comparisons with prior periods and competitors less meaningful.

The following tables present a reconciliation of Adjusted EBITDA from the most comparable GAAP measure, Net Loss, for the periods presented:

Adjusted EBITDA
(In thousands)	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023
Net Loss	$(12,025)	$(30,269)
Plus: warrant liability, convertible promissory note and note payable fair value adjustment	(11,356)	2,060
Plus: interest and other income (expense), net	1,322	(263)
Minus: income tax benefit	(12)	(208)
Plus: depreciation and amortization	2,772	3,297
Plus: stock-based compensation	4,112	2,840
Plus: expense not incurred in the regular course of business	3,774	190
Adjusted EBITDA	$(11,413)	$(22,353)

Contacts

Investors:
investors@getaround.com

Media:
press@getaround.com
Source: Getaround